U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

STERLING MINING COMPANY
(Exact name of registrant as specified in its charter)

000-51669
(Commission File No.)

Idaho	82-0300575
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2201 Government Way, Suite E, Coeur d'Alene, ID 83814
(Address of principal executive offices)

(208) 666-4070
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On February 13, 2006, Sterling Mining Company (the “Company”) borrowed from two individual lenders a total of $575,000. Under the terms of the borrowing the principal amount is due and payable 18 months following the date of the loan. Interest accrues at the rate of eight percent per annum and is payable monthly in cash beginning March 1, 2006. The principal amount may be prepaid, in whole or in part, at any time. Each lender may, at its option, convert the principal amount owing to common stock of the Company at any time on or after February 13, 2007, at the rate of $2.50 of principal for one share of common stock. As an inducement to the lenders to make the loans to the Company, the Company issued to the lenders warrants to purchase a total of 230,000 shares of common stock at an exercise price of $3.50 per share that are exercisable during the period beginning September 1, 2006 and ending February 9, 2007. The foregoing transactions were effected in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

The Company has entered into a subscription agreement with a foreign investor for the purchase of 500,000 shares of common stock and 500,000 common stock purchase warrants exercisable at a price of $4.75 that expire April 10, 2008. The aggregate purchase price for the securities is $1,250,000 and the first installment of $625,000 has been received with the second installment due April 10, 2006. In connection with the transaction the Company agreed to pay an overseas consultant who assisted with the financing a fee payable in shares and warrants identical to the warrants sold to the investor in the amount of 25,000 shares and 25,000 warrants on the first installment of the subscription and an additional 25,000 shares and 25,000 warrants on receipt of the final installment in April 2006. In a separate transaction the Company sold to a foreign investor on February 14, 2006, 7,722 shares of common stock and 7,722 common stock purchase warrants exercisable at a price of $5.17 that expire February 14, 2008, at a total purchase price of $20,000. In a separate transaction the Company sold to a foreign investor on February 16, 2006, 36,496 shares of common stock and 36,496 common stock purchase warrants exercisable at a price of $4.29 that expire February 16, 2008, at a total purchase price of $100,000. All of these shares and warrants were sold in offshore transactions in reliance on Regulation S adopted under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Date: February 17, 2006	By:	/s/ James N. Meek
James N. Meek, CFO, Vice President